--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 18, 1999
                                                         ----------------
                                  ROWECOM INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                    0-21379                 04-3370008
(State or Other Jurisdiction      (Commission File         (I.R.S. Employer
      of Incorporation)               Number)             Identification No.)

                      15 SOUTHWEST PARK, WESTWOOD, MA 02090
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (617) 497-5800
                                                           --------------


--------------------------------------------------------------------------------

The undersigned registrant, RoweCom Inc. ("RoweCom"), hereby amends its Current Report on Form 8-K dated and filed on October 18, 1999, solely to add the financial statements, pro forma financial information and exhibits required by
Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements of Dawson Subscription Business, Inc. are set forth below.

                           REPORT OF INDEPENDENT ACCOUNTANTS


BASIS OF PREPARATION

On October 2, 1999 RoweCom Inc. ("RoweCom") acquired (i) all of the issued and outstanding capital stock of Dawson, Inc., a Delaware corporation, and
(ii) certain assets consisting of the remainder of the subscription businesses of Dawson Holdings PLC ("Dawson") operating in Canada, France, Spain and the United Kingdom. The entity acquired by RoweCom is referred to herein as "Dawson's Subscription Business". The balance sheets as of October 2, 1999 and September 30, 1998 and the related statements of operations and cash flows for the year ended October 2, 1999 and each of the two years ended September 30, 1998 and 1997 are based on an aggregation of the assets and liabilities and results of the operations of Dawson's Subscription Business, except that intercompany items between the entities comprising the Dawson's Subscription Businesses have been eliminated. All balances between the Dawson's Subscription Business and Dawson, and its subsidiary undertakings, have been included as part of Dawson's net investment on the Combined Balance Sheet.

RESPONSIBILITY

Such financial statements are the responsibility of the RoweCom's management. Our responsibility is to express an opinion on these financial statements based on our audit.

BASIS OF OPINION

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements present the historical financial position, results of operations, and cash flows of Dawson's Subscription Business, and are not necessarily indicative of what the financial position, results of operations, or cash flows would have been had Dawson's Subscription Business been an independent public company during the periods presented.

OPINION

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Dawson's Subscription Business as of October 2, 1999 and September 30, 1998, and of operations and cash flows for the year ended October 2, 1999 and each of the two years ended September 30, 1998 and 1997 in conformity with generally accepted accounting principles in the United States of America.


Deloitte & Touche
London, England
December 17, 1999

                            Dawson's Subscription Business
                                  Balance Sheet
                             (sterling in thousands)

                                                          AT OCTOBER 2,  AT SEPTEMBER 30,
                                                                   1999              1998
                                                             ----------       -----------
ASSETS:
Current assets:
     Cash and cash equivalents                               L   22,509      L      6,160
     Short term investments                                         236             1,657
     Accounts receivable                                         30,900            32,969
     Prepayments                                                  3,889             2,766
     Other current assets                                           563               237
                                                             ----------       -----------
         Total current assets                                    58,097            43,789

Goodwill, net                                                    16,634            18,329
Equipment and furnishings, net                                    4,957             5,994
Deferred income taxes                                               296               115
                                                             ----------       -----------
         Total assets                                        L   79,984       L    68,227
                                                             ==========       ===========

LIABILITIES AND DAWSON'S NET INVESTMENT
Current liabilities:
     Accounts payable                                             2,099             1,861
     Accrued expenses and other current liabilities               4,728             4,048
     Deferred revenue                                            52,529            43,118
     Customer advances                                           10,703            23,128
                                                             ----------       -----------
         Total current liabilities                               70,059            72,155

Other non-current liabilities                                         8               406

Dawson's net investment (Note 10)                                 9,917            (4,334)
                                                             ----------       -----------
         Total liabilities and Dawson's net investment       L   79,984       L    68,227
                                                             ==========       ===========

















The accompanying notes are an integral part of these financial statements.

                           Dawson's Subscription Business
                             Statement of Operations
                             (sterling in thousands)

                                                        YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                        OCTOBER 2,        SEPTEMBER 30,       SEPTEMBER 30,
                                                             1999                 1998               1997
                                                        -----------       -------------       ------------
               Revenues                                 L   241,972       L     242,358       L    269,877
               Cost of revenues                             216,521             216,277            241,586
                                                        -----------       -------------       ------------
                           Gross profit                      25,451              26,081             28,291

               Operating expenses:
                    Selling, general and
                       administrative expenses               24,456              25,036             26,861
                                                        -----------       -------------       ------------
                           Income from operations               995               1,045              1,430

               Interest and other income, net                    77                 722              1,168
                                                        -----------       -------------       ------------
                           Income before income taxes           918                 323                262

               Income tax provision                           1,576               1,108              1,297
                                                        -----------       -------------       ------------
                           Net loss                     L      (658)      L        (785)      L     (1,035)
                                                        ===========       =============       ============













The accompanying notes are an integral part of these financial statements.

                          Dawson's Subscription Business
                            Statements of Cash Flows
                             (sterling in thousands)

                                                                         YEAR ENDED             YEAR ENDED         YEAR ENDED
                                                                          OCTOBER 2,          SEPTEMBER 30,      SEPTEMBER 30,
                                                                               1999                   1998               1997
                                                                  ------------------          ---------------    --------------
Cash flows from operating activities:
     Net loss                                                     L             (658)         L         (785)    L      (1,035)
     Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                             3,287                   2,966             3,144
     Deferred income tax provision                                              (181)                     68              (227)
Changes in operating assets and liabilities:
     Accounts receivable                                                      11,031                   5,161            (3,675)
     Customer advances                                                           238                  (2,842)           (2,250)
     Accounts payable                                                        (13,560)                   (507)           (9,304)
     Accruals and deferred income                                               (145)                  3,607            16,274
     Other assets and liabilities, net                                           (94)                   (176)              (75)
                                                                  ------------------          ---------------    -------------

         Net cash provided/(used) in operating activities                        (82)                  7,492             2,852

Cash flows from investing activities:
     Purchase of equipment and furnishings                                      (206)                   (350)             (533)
     Sale/(purchase) of short term investment                                  1,531                     896             8,907
     Cash paid to acquire business, net of cash acquired                           -                  (8,152)              (86)
                                                                  ------------------          ---------------    -------------
         Net cash provided/(used) in investing activities                      1,325                  (7,606)            8,288

Cash flows from financing activities:
     Net transfers from Dawson                                                15,644                 (17,461)           (1,641)
     (Repayments of)/Increase in borrowings                                     (140)                 (1,129)              343
     Payments on long term debt                                                 (184)                   (680)                -
                                                                  ------------------          ---------------    -------------
         Net cash provided/(used) in financing activities                     15,320                 (19,270)           (1,298)

         Effect of exchange rate on cash                                        (214)                   (322)              (99)

Net increase/(decrease) in cash and cash equivalents                          16,349                 (19,706)            9,743
Cash and cash equivalents, beginning of period                                 6,160                  25,866            16,123
                                                                  ------------------          ---------------    -------------

Cash and cash equivalents, end of period                          L           22,509          L        6,160     L      25,866
                                                                  ==================          ===============    =============

SUPPLEMENTARY INFORMATION:

Income taxes paid                                                 L              197          L        1,815     L       1,557

Interest paid                                                     L              524          L        1,315     L       1,794







The accompanying notes are an integral part of these financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                   (sterling in thousands, except per share data)

1. BASIS OF PRESENTATION

On October 2, 1999 RoweCom Inc. ("RoweCom") acquired (i) all of the issued and outstanding capital stock of Dawson, Inc., a Delaware corporation, and
(ii) certain assets consisting of the remainder of the subscription businesses of Dawson Holdings PLC ("Dawson") operating in Canada, France, Spain and the United Kingdom. The entity acquired by RoweCom is referred to herein as "Dawson's Subscription Business". Dawson's Subscription Business does not represent a legal entity structure.

The financial statements are prepared on a combined basis as opposed to a consolidated basis. The balance sheets as of October 2, 1999 and September 30, 1998 and the related statements of operations and cash flows for the year ended October 2, 1999 and for each of the two years ended September 30, 1998 and 1997 are based on an aggregation of the assets and liabilities and results of the operations of Dawson's Subscription Business, except that intercompany items between the entities comprising the Dawson's Subscription Businesses have been eliminated. In 1999 the Dawson accounts were drawn up for a 367 day period to bring the consolidated accounts of Dawson in line with a significant subsidiary outside of the Dawson's Subscription Business. All balances between the Dawson's Subscription Business and Dawson, and its subsidiary undertakings, have been included as part of Dawson's net investment on the Combined Balance Sheet.

The accompanying combined financial statements present the historical financial position, results of operations, and cash flows of Dawson's Subscription Business, and are not necessarily indicative of what the financial position, results of operations, or cash flows would have been had Dawson's Subscription Business been an independent public company during the periods presented.

The financial statements of the Dawson's Subscription Business include the consolidated accounts of Dawson, Inc. Until October 1, 1999, Dawson, Inc. owned the issued and outstanding share capital of Electronic Online Systems International, Inc. ("EOSi") and Quality Books, Inc. ("QB"). EOSi and QB were not acquired by RoweCom and accordingly, the combined financial statements of the Dawson's Subscription Business exclude the results and net assets of EOSi and QB for the year ended October 2, 1999 and each of the years ended September 30, 1998 and 1997.

In Canada, France, Spain and the UK statutory entities were not acquired by RoweCom. The results and net assets included in these combined financial statements are attributable to the businesses acquired rather than the full results and net assets of the respective statutory entities from which the businesses were acquired. Immediately prior to the acquisition, cash and cash equivalents and amounts owed to government agencies were transferred from these businesses to other Dawson entities.

The UK operations of Dawson's Subscription Business shared certain facilities and services with Dawson's other UK operations and the associated costs are allocated by management on a basis that they consider a reasonable reflection of the benefit received taking into account the costs of individual staff employed by each business, the specific overhead incurred and the allocation of the other costs based on office space utilized. The costs allocated to Dawson's Subscription Business for the year ended October 2, 1999 and each of the two years ended September 30, 1998 and 1997 were L2,173, L1,941 and L2,251, respectively.

The combined financial statements of Dawson's Subscription Business have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

All amounts receivable and payable between the businesses within Dawson's Subscription Business have been eliminated. The capital stock held by Dawson, Inc. in its subsidiary undertakings has also been eliminated. In accordance with the management approach described in SFAS 131 Dawson's Subscription Business has determined that it's principal business is in one operating segment, namely the provision of information related services.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TRANSLATION OF FOREIGN CURRENCIES

Profits and losses and cash flows of foreign operations are translated to Sterling at the average rates of exchange during the year. Non-sterling assets and liabilities are translated at year-end rates of exchange. Key rates used are as follows:

                                 Average rates                       Year-end rates
                      1999          1998            1997            1999          1998
                  ------------- -------------- --------------- ----------------------------

US Dollar              1.6299         1.6579          1.6352          1.6556       1.6994
Canadian Dollar        2.4479         2.4104          2.2424          2.4337       2.5937
French Franc           9.7378         9.8931          9.2063         10.1507       9.5248
Spanish Peseta       247.0194       250.2966        250.5027        257.4760     241.4250


Dawson's net investment (deficit) is adjusted to include the differences arising from the restatement to year-end rates of exchange of profits and losses and the translation of the net assets of foreign subsidiaries at the beginning of the year. All other exchange gains and losses are included in income before income taxes.

FAIR VALUES AND CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the entity to credit risk are cash and cash equivalents, short term investments and trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers comprising the entity's customer base and their break down among several industries and geographical locations. The entity is exposed to credit risk with respect to cash and cash equivalents and short term investments in the event of non-performance by the counter parties to these financial instruments, which are major financial institutions. Management believes that the risk of incurring material losses related to this credit risk is remote. The carrying values of financial instruments approximated their fair values based on current market prices and rates.

CASH AND CASH EQUIVALENTS

Cash equivalents include all highly-liquid investments with an original purchased maturity of three months or less and are stated at cost, which approximates market value.

DEPRECIATION AND AMORTIZATION

Property, plant and equipment is stated at cost. Depreciation is recorded principally on the straight-line method over the estimated useful lives of the assets. Estimated useful lives used in computing depreciation and amortization expense are 50 years for freehold and long leasehold buildings, the period of the lease for short leasehold buildings and between 3 and 12 years for fixtures, fittings and equipment.

GOODWILL

Goodwill relating to a business purchased by the company is amortized over a period of 15 years. In the opinion of the directors, this represents a prudent estimate of the period over which the company will derive direct economic benefit from the goodwill acquired as part of that business. Goodwill is evaluated by reviewing current and estimated undiscounted cash flows whenever significant events or changes occur indicating that the asset may not be recoverable.

REVENUE RECOGNITION

Dawson's Subscription Business is an information services entity whose principal business is acting as a periodicals subscription distributor specializing in scientific, technical and medical information. The entity's principal service is placing customer orders for publication subscriptions. For subscription services, the entity's policy is to recognize revenue at the time the order is placed with the publisher. Deferred revenue arises primarily from customer subscriptions billed but not ordered from the publisher.

TAXATION

Taxation on profit on ordinary activities is that which has been paid or becomes payable in respect of the profits for the year.

Deferred taxation is provided using the comprehensive liability method of accounting for income taxes based on provisions of enacted laws. Recognition is given to deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Financial Statements or in the tax returns. In estimating these tax consequences consideration is given to expected future events. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance representing the amount of any tax benefits for which there is uncertainty of realization.

NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133 - "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Earlier application of this statement is encouraged, but is permitted only as of the beginning of any fiscal quarter beginning after June of 1998. Dawson's Subscription Business has not completed its evaluation of the impact of adopting this statement.



3.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

(STERLING IN THOUSANDS)                               1999          1998
                                                   ---------------------------

Land and buildings                                   L  5,875      L  5,881
Fixtures, fittings and equipment                       13,123        12,313
                                                   ---------------------------
    Total                                              18,998        18,194
Less:  accumulated depreciation                       (14,041)      (12,200)
                                                   ---------------------------
    Property, plant and equipment, net               L  4,957      L  5,994
                                                   ===========================

Depreciation expense related to property, plant and equipment was L1,592, L1,686 and L1,948 for the years 1999, 1998 and 1997 respectively.

4.  GOODWILL

Goodwill consisted of the following:

(STERLING IN THOUSANDS)                               1999          1998
                                                   ---------------------------

Goodwill                                            L  23,513     L  23,513
Less:  accumulated amortization                        (6,879)       (5,184)
                                                   ---------------------------
Goodwill, net                                       L  16,634     L  18,329
                                                   ===========================

Amortization expense related to goodwill was L1,695, L1,280 and L1,196 for the years 1999, 1998 and 1997 respectively.

5.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued Expenses and Other Current Liabilities consisted of the following:

(STERLING IN THOUSANDS)                               1999          1998
                                                   ---------------------------

Bank loans and overdrafts                            L    861      L    886
Other                                                   3,867         3,162
                                                   ---------------------------
    Total                                            L  4,728      L  4,048
                                                   ===========================

6.  PENSION PLANS AND OTHER POST RETIREMENT PLANS

The Dawson's Subscription Business operation includes the following significant pension plans.

The UK operation of Dawson's Subscription Business participated in a defined benefit plan together with other Dawson UK operations. The numbers reported herein represent the Dawson's Subscription Business' portion of Dawson UK plans. Approximately 45% of the participants in Dawson's UK defined benefit plans relate to Dawson's Subscription Business.

The benefits of Dawson's Subscription Business' pension plans are based primarily on years of service and employees' pay near retirement. The entity's funding policy is consistent with the funding requirements of local regulations.

                                                            Pension Benefits
                                                                UK Plans
(STERLING IN THOUSANDS)                                  1999           1998
                                                        --------    -------------


CHANGE IN BENEFIT OBLIGATION

Benefit obligation at beginning of year                L 1,168          L 1,015
Service cost                                               146              101
Interest cost                                               63               70
Plan participants' contributions                            35               35
Actuarial gain                                             273                -
Benefits paid                                              (83)             (53)
                                                        --------    -------------
Benefit obligation at end of year                      L 1,602          L 1,168
                                                        ========    =============

CHANGE IN PLAN ASSETS

Fair value of plan assets at beginning of year         L 1,329          L 1,406
Actual return on plan assets                               362              (99)
Employer contributions                                      38               41
Plan participants' contributions                            35               34
Benefits paid                                              (83)             (53)
                                                        --------    -------------
Fair value of plan assets at end of year               L 1,681          L 1,329
                                                        ========    =============

Funded Status                                          L    80          L   162
Unrecognized net actuarial loss                            364              373
Unrecognized transition asset                             (166)            (199)
                                                        --------    -------------
Net amount recognized                                  L   278          L   336
                                                        ========    =============

(STERLING IN THOUSANDS)                                  Pension Benefits
                                                             UK Plans
                                                       1999              1998
                                                  -------------     -------------

Amount recognized in the balance sheet:
Prepaid benefit cost                                   L   278           L   336
                                                  =============     =============


The actuarial assumptions used to develop the periodic benefit cost and funded status were as follows:


                                                         Pension Benefits
                                                            UK Plans
                                                      1999             1998
                                                       %                 %
                                                  -------------     -------------

Discount rate                                             5.50              5.50
Expected return on plan assets                            7.75              9.00
Rate of compensation increases                            5.00              5.00

                                                       Pension Benefits
                                                          UK Plans
(STERLING IN THOUSANDS)                               1999              1998
                                                  -------------     -------------

COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost                                         L    146          L    101
Interest cost                                              63                70
Expected return on plan assets                           (103)             (127)
Amortization of transition asset                          (33)              (33)
Amortization of unrecognized loss                          23                 1
                                                  -------------     -------------
Net periodic cost of defined benefit plans           L     96          L     12
                                                  =============     =============

There were no under funded pension plans in any years.

Dawson, Inc. has a contributory profit sharing and savings plan (the "Plan") in which substantially all employees of its subsidiary companies are eligible to participate. The Plan qualifies under Section 401(k) of the Internal Revenue Code. Participants contribute a minimum of 1% of their wages with the maximum contribution not to exceed 12% of wages. The Company matches 50% of the first 6% of the participant's contribution. At the discretion of the Board of Directors, the Company may also make a discretionary supplemental contribution.

Dawson, Inc.'s matching contributions for the year ended October 2, 1999, and the two years ended September 30, 1998 and 1997 were L109, L112, and L158, respectively. Supplemental contributions for fiscal years 1999, 1998 and 1997 were L124, L137, and L105, respectively.

The Faxon Company, Inc. terminated its defined benefit pension plan as of January 31, 1997 and recognized a related gain of L595 in the year ended September 30, 1997.

7.   STOCK BASED AWARDS

In 1998, Dawson adopted the Directors and Senior Executives Long Term Incentive Plan (the "1998 Plan"). Certain of the directors participating in the 1998 Plan performed services for Dawson's Subscription Business and disclosures relating to those directors have been included herein. Options are granted with exercise prices that are not less than the market value of the stock.
Eligible employees may exercise vested options at any time until October 2, 2000.

In 1994, Dawson launched the Long Term Incentive Bonus Plan (the "1994 Plan"). Certain of the directors participating in the 1994 Plan performed services for Dawson's Subscription Business. Under the 1994 Plan shares were awarded to directors contingent upon meeting performance criteria over the three years to September 30, 1997. These criteria included Dawson's earnings per share and share price.

Transactions during 1997, 1998 and 1999 related to stock options granted by Dawson were as follows:

                                                         NUMBER OF        WEIGHTED AVERAGE
                                                          OPTIONS          EXERCISE PRICE
                                                      ----------------- -----------------------

Outstanding, September 30, 1996                               197,200                L  0.445
Granted                                                             -                       -
Canceled                                                            -                       -
Exercised                                                     (50,000)                  0.367
                                                      ----------------- -----------------------
Outstanding, September 30,1997                                147,200                   0.471

Granted                                                       567,000                   1.130
Canceled                                                            -                       -
Exercised                                                           -                       -
                                                      ----------------- -----------------------
Outstanding, September 30, 1998                               714,200                   0.994

Granted                                                             -                       -
Canceled / Lapsed                                            (510,300)                  1.130
Exercised                                                           -                       -
                                                      ----------------- -----------------------
Outstanding, October 2, 1999                                  203,900                L  0.654
                                                      ================= =======================

Additional information regarding options outstanding as of October 2, 1999 is as follows:

                                OPTIONS OUTSTANDING AND EXERCISABLE
                      ---------------------------------------------------------
                                          WEIGHTED AVERAGE
                                              REMAINING
                                          CONTRACTUAL LIFE        WEIGHTED
 RANGE OF EXERCISE    NUMBER OUTSTANDING       (YEARS)            AVERAGE
        PRICES                                                 EXERCISE PRICE
--------------------- --------------------------------------- -----------------

   L0.471 - 0.471               147,200                5.67            L0.471
   L1.130 - 1.130                56,700                1.00             L1.13

The entity accounts for the Equity Plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized for all common stock and common stock options issued with a price equal to fair market value. The entity has recognized compensation cost for all common stock and common stock options issued with a price below fair market value. For common stock options, such expense is recognized over the vesting period of the options. The entity recognized compensation expense of approximately LNil, LNil and L3 for the year ended October 2, 1999 and each of the two years ended September 30, 1998 and 1997, respectively, related to common stock and common stock options issued below fair market value under the 1994 plan.

Had compensation cost for the Equity Plan been determined consistent with the fair value methodology of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the entity's net income
(loss) would have been as follows:

(STERLING IN THOUSANDS)                                          1999               1998               1997
                                                           -----------------  -----------------  -----------------

Net loss:
   As reported                                                      L  658            L   785           L  1,035
   Pro forma loss                                                   L  707            L   785           L  1,035


Under SFAS 123, the fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                   1999            1998             1997
                               --------------   -------------   --------------

 Risk-free interest rate               5.0%            5.0%        No grants
 Expected life (years)                 5.0             5.0         No grants
 Assumed volatility                   35.0%           35.0%        No grants
 Expected dividends                    None            None        No grants

The weighted average fair market values of options granted during 1999 and 1998 were L0.394 and L0.485. No options were granted in 1997.


8.  INCOME TAXES

The income tax provisions were calculated based upon the following components of income before taxes:

(STERLING IN THOUSANDS)                          1999                     1998                  1997
                                             -------------            --------------       --------------

UK                                           L      284                L    366             L  (1,021)
US                                               (2,672)                 (2,792)               (1,822)
France                                            2,790                   2,414                 2,483
Other                                               516                     335                   622
                                             ----------                --------             ---------
Income before taxes                          L      918                L    323             L     262
                                             ==========                ========             =========




The components of the provision for income taxes are summarized as follows:

(STERLING IN THOUSANDS)                           1999                      1998                 1997
                                             --------------            ---------------      ---------------


INCOME TAX PROVISION (BENEFIT) INCLUDE:

Current Taxes
        UK                                     L   363                       L    -                  L   -
        US                                           -                            7                      -
        France                                   1,124                          802                  1,151
        Other                                      270                          224                    374
                                             --------------            ---------------      ---------------
        Total                                    1,757                        1,033                  1,525


Deferred Taxes
        UK                                          (7)                          (1)                    (2)
        US                                           -                            -                      -
        France                                     (21)                         148                   (163)
        Other                                     (153)                         (72)                   (63)
                                             --------------            ---------------      ---------------
        Total                                     (180)                          75                   (228)
                                             --------------            ---------------      ---------------
Total Tax                                     L  1,576                     L  1,108               L  1,297
                                             ==============            ===============      ===============

Net current deferred income tax benefits consist of the tax effects of temporary differences related to the following:

(STERLING IN THOUSANDS)                           1999                       1998                 1997
                                             --------------            ---------------      ---------------


Allowances for doubtful accounts                 L      -                  L    7                L   11
Other reserves - net                                    6                      49                    64
                                             --------------            ---------------      ---------------
Net current deferred tax asset (liability)       L      6                  L   56                L   75


Net non-current deferred income tax benefits consist of the tax effects of temporary differences related to the following:

(STERLING IN THOUSANDS)                           1999                       1998                 1997
                                             --------------            ---------------      ---------------


Property and Equipment                           L   (20)                   L  (19)             L   (9)
Other - net                                          310                        78                 117
                                             --------------            ---------------      ---------------
Net non-current deferred tax asset (liability)   L   290                    L   59              L  108



The differences between the entity's tax on profit on ordinary activities and the statutory income tax rate in the United Kingdom are as follows:


(STERLING IN THOUSANDS)                          1999                       1998                 1997
                                             --------------            ---------------      ---------------

Taxes computed at the statutory rate:
     30% for 1999, 31% for 1998
     and 1997                                    L   276                   L   100               L    81
Goodwill                                             540                       395                   190
Other - net                                          761                       613                 1,027
                                             --------------            ---------------      ---------------

Group tax on profit on ordinary activities       L 1,577                   L 1,108               L 1,298
                                             --------------            ---------------      ---------------

Group effective tax rate on ordinary activities      172%                      343%                  495%


All deferred tax assets are recognized on a full provision basis, and, if judged appropriate, a valuation allowance is recorded based upon whether it is "more likely than not" that some or all of the deferred tax asset will be realized. At October 2, 1999, the US company has estimated net operating loss carryovers sufficient to create a net deferred tax asset for the US part of the business. A full valuation allowance is provided against the US net deferred tax asset, which at September 30, 1998 was L4,566, because there is a less than 50% probability that future taxable income in the US will be sufficient to fully utilize the deferred tax assets. Given the magnitude of the US net operating loss carryover, which at September 30, 1998 was L11,135, the immaterial amount of current US tax, and the unavailability of completed tax computations for the taxable year ended October 2, 1999, a full deferred tax analysis for the US company has not been prepared for the year ended October 2, 1999.

For companies based in countries other than the US, deferred tax assets relating to temporary differences other than net operating loss carryforwards have been recognized because of the respective companies' history of earnings and utilization of the deferred amounts on a current basis.

The sources of the temporary differences in all of the companies are: book versus tax basis on intangible assets; pension and post-employment benefit expenses not deductible for tax purposes; the use of accelerated methods of computing depreciation for tax purposes; other book provisions not deductible for tax purposes; and other temporary differences applicable to assets and liabilities.

No provision is made for the tax which would become payable on the distribution of retained earnings by non-UK subsidiaries or joint ventures or on the disposition of such interests where there is no present intention to distribute such retained earnings or to dispose of such interests.

9.  RELATED PARTY TRANSACTIONS

Apart from transactions between Dawson and Dawson's Subscription Business, no significant transactions with other related parties have occurred.

The primary transactions between the entity and Dawson are summarized as follows:

(STERLING IN THOUSANDS)                        1999               1998               1997
                                         -----------------  -----------------  -----------------
Interest income / (expense)                L         690       L        217       L       (477)
                                         =================  =================  =================

Certain group share plans were administered on behalf of Dawson's Subscription Business by Dawson. The costs relating to employees involved in these plans have been reflected within the income statement.

No significant transactions with directors or other executive officers of the Entity have occurred during the period.


10. DAWSON'S NET INVESTMENT (DEFICIT)

Changes in Dawson's net investment are summarized as follows (in thousands)

(STERLING IN THOUSANDS)                                          1999               1998               1997
                                                           -----------------  -----------------  -----------------

   Beginning balance                                            L   (4,334)        L   12,829          L  16,032
   Net loss                                                           (658)              (785)            (1,035)
   Net transfers from (to) Dawson                                   15,644            (17,461)            (1,641)
   Currency translation gain (loss)                                   (735)             1,083               (527)
                                                           -----------------  -----------------  -----------------
   Ending balance                                               L    9,917         L   (4,334)         L  12,829
                                                           =================  =================  =================

11. GEOGRAPHICAL INFORMATION

 (STERLING IN THOUSANDS)                                         1999               1998               1997
                                                           -----------------  -----------------  -----------------
   NET REVENUE
   UK                                                           L   28,051          L  31,047         L   30,864
   US                                                              128,984            131,125            159,733
   France                                                           62,928             59,871             59,313
   Other                                                            22,009             20,315             19,967
                                                           -----------------  -----------------  -----------------
   Total                                                        L  241,972          L 242,358         L  269,877
                                                           =================  =================  =================



(STERLING IN THOUSANDS)                                          1999               1998               1997
                                                           -----------------  -----------------  -----------------

   INCOME FROM OPERATIONS
   UK                                                            L     287          L     725          L     (87)
   US                                                               (2,771)            (2,811)            (1,577)
   France                                                            2,886              2,832              2,457
   Other                                                               593                299                637
                                                           -----------------  -----------------  -----------------
   Total                                                         L     995          L   1,045          L   1,430
                                                           =================  =================  =================


12.  COMMITMENTS AND CONTINGENCIES

CONTINGENT LIABILITIES

The entity is subject to legal proceedings and other claims arising in the ordinary course of business. Various lawsuits, claims and proceedings have been or may be instituted or asserted against Dawson's Subscription Business relating to the conduct of its business. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims or proceedings may be disposed of unfavorably to the Company, management believes that the ultimate outcome of matters currently pending is not likely to have a material adverse effect on the results of operations or financial position of the Company.

OPERATING LEASE COMMITMENTS

Dawson's Subscription Business leases certain facilities and equipment under operating leases. Total rental expense was L255, L590 and L788 for the year ended October 2, 1999, and each of the two years ended September 30, 1997, and 1998, respectively as set out below:

(STERLING IN THOUSANDS)                              1999               1998              1997
                                                 --------------     -------------    ---------------

OPERATING LEASE CHARGES:
Land and buildings                                 L        94        L      156        L       157
Other Items                                                161               434                631
                                                 ==============     =============    ===============
                                                   L       255        L      590        L       788
                                                 ==============     =============    ===============

Minimum future rental commitments under operating leases by year and in the aggregate, under non-cancelable leases with initial or remaining terms of one or more years consisted of the following at October 2, 1999:

(STERLING IN THOUSANDS)
2000                                        L        226
2001                                                 171
2002                                                  41
2003                                                  70
                                            -------------------
Total                                       L        508
                                            ===================

(b)     UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On October 2, 1999 RoweCom Inc. ("RoweCom") acquired (i) all of the issued and outstanding capital stock of Dawson, Inc., a Delaware corporation, and
(ii) certain assets consisting of the remainder of the subscription businesses of Dawson Holdings PLC ("Dawson") operating in Canada, France, Spain and the United Kingdom. The entity acquired by RoweCom is referred to herein as "Dawson's Subscription Business".

The total consideration of $34,502,000 consisted of $32,851,000 in cash (subject to certain post-closing adjustments as provided in the agreement), and 94,000 shares of RoweCom's Common Stock, which were valued at $1,651,000. The total purchase price of $35,675,000 included the consideration as well as acquisition costs of approximately $1,173,000, which related to legal and accounting fees. The terms of the agreement were determined in arm's length negotiations between RoweCom and the shareholders of Dawson's Subscription Business. The cash portion of the purchase price came from the proceeds of RoweCom's initial public offering, which closed on March 12, 1999.

The purchase price was allocated to the acquired assets and assumed liabilities as follows (in thousands):

             Cash                                  $  37,151
             Other assets                             59,227
             Equipment and furnishings, net            8,182
             Liabilities                            (106,109)
             Goodwill                                 37,224
                                                   ---------
                                                   $  35,675
                                                   =========

A final allocation of purchase price will be determined during 2000 and changes, if any, will result in a change to the amount of goodwill recorded in connection with the acquisition.

The Unaudited Pro Forma Balance Sheet presents the combined financial position of RoweCom and Dawson's Subscription Business as of September 30, 1999 assuming that the acquisition had occurred as of September 30, 1999. Such Pro Forma information is based upon the historical Balance Sheet of RoweCom and Dawson's Subscription Business as of that date. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 gives effect to the acquisition of Dawson's Subscription Business as if it occurred on January 1, 1998 and is based on the historical results of operations of RoweCom and Dawson's Subscription Business for the year ended December 31, 1998. The Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 1999 gives effect to the acquisition of Dawson's Subscription Business as if it occurred on January 1, 1999 and is based on the historical results of operations of RoweCom and Dawson's Subscription Business for the nine months ended September 30, 1999. The Unaudited Pro Forma Statement of Operations and the accompanying notes should be read in conjunction with the historical financial statements of RoweCom and Dawson's Subscription Business and notes thereto.

The Unaudited Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Dawson's Subscription Business that would have actually occurred had the acquisition of Dawson's Subscription Business been effective on January 1, 1998.

                 RoweCom Inc. and Dawson's Subscription Business
                       Unaudited Pro Forma Balance Sheet
                               As of September 30, 1999
                                  (IN THOUSANDS)

                                                                                     DAWSON'S                PRO            PRO
                                                                     ROWECOM     SUBSCRIPTION              FORMA          FORMA
                                                                        INC.         BUSINESS               ADJ.          TOTAL
                                                                -------------      ------------     -------------     ----------
ASSETS
  Current assets:
     Cash and cash equivalents                              $         47,150   $         37,151   $    (34,024)(a)    $   50,277
     Marketable securities                                                 -                390              -               390
     Accounts receivable                                               3,809             51,000              -            54,809
     Restricted cash                                                   1,665              6,419              -             8,084
     Other current assets                                                546                929              -             1,475
                                                                -------------      ------------     -------------     ----------
        Total current assets                                          53,170             95,889        (34,024)          115,035


Goodwill, net                                                          7,996             27,454          9,770 (d)        45,220
Equipment and furnishings, net                                         1,507              8,182              -             9,689
Deferred tax asset                                                       138                489              -               627
Other assets, net                                                        104                  -              -               104
                                                                -------------      ------------     -------------     ----------
        Total assets                                        $         62,915   $        132,014   $    (24,254)      $   170,675
                                                                =============      ============     =============     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                         953              3,465              -             4,418
Accrued expenses                                                       3,430              7,804              -            11,234
Accrued compensation                                                   1,882                  -              -             1,882
Deferred revenue                                                         122             86,699         (9,537)(c)        77,284
Customer advances                                                      1,665             17,665              -            19,330
Loan payable                                                             214                  -              -               214
                                                                -------------     -------------    --------------    -----------
        Total current liabilities                                      8,266            115,633         (9,537)          114,362


Other noncurrent liabilities                                               -                 13              -                13

Common stock                                                             101                  -              1 (a)           102
Additional Paid-in capital                                            82,380                  -          1,650 (a)        84,030
Treasury stock, at cost                                                  (53)                 -              -               (53)
Accumulated deficit                                                  (27,724)            17,581        (17,581)(b)       (27,724)
Accumulated other comprehensive loss                                     (55)            (1,213)         1,213 (b)           (55)
                                                                -------------     -------------    --------------    -----------
        Total stockholders' equity                                    54,649             16,368        (14,717)           56,300

                                                                -------------     -------------    --------------    -----------
   Total liabilities and stockholders' equity               $         62,915  $         132,014    $   (24,254)      $   170,675
                                                                =============     =============    ==============    ===========

                 RoweCom Inc. and Dawson's Subscription Business
                   Unaudited Pro Forma Statement of Operations
                      For the year ended December 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     DAWSON'S
                                                      ROWECOM    SUBSCRIPTION     PRO FORMA           PRO FORMA
                                                         INC.        BUSINESS          ADJ.               TOTAL
                                                -------------     ------------    -----------      --------------

Revenues                                    $         19,053   $      400,550    $         -      $      419,603
Cost of revenues                                      18,736          357,445              -             376,181
                                                -------------     ------------    -----------      --------------

             Gross profit                                317           43,105              -              43,422

Operating expenses:

     Selling, general and administrative               8,009           39,262              -              47,271
     Goodwill amortization                                 -            2,116          3,722 (e)           5,838
                                                -------------     ------------    -----------      --------------

             Total operating expenses                  8,009           41,378          3,722              53,109

                                                -------------     ------------    -----------      --------------

             Profit/(Loss) from operations            (7,692)           1,727         (3,722)             (9,687)

Interest and other income, net                           172           (1,193)             -              (1,021)

                                                -------------     ------------    -----------      --------------

             Profit/(Loss) before income taxes        (7,520)             534         (3,722)            (10,708)

Provision for income taxes                               109            1,831              -                1,940
                                                -------------     ------------    -----------      --------------

             Net loss                       $         (7,629)   $      (1,297)    $   (3,722)      $     (12,648)
                                                =============     ============    ===========      ==============



Basic and Diluted net loss per share
Basic and diluted weighted average shares              4,079                 -              -              4,173
outstanding

Basic and diluted loss per share            $         (1.87)                 -              -      $       (3.03)

                 RoweCom Inc. and Dawson's Subscription Business
                   Unaudited Pro Forma Statement of Operations
                  For the nine months ended September 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     DAWSON'S                                PRO
                                                      ROWECOM    SUBSCRIPTION     PRO FORMA                FORMA
                                                         INC.        BUSINESS          ADJ.                TOTAL
                                               ---------------    ------------    -----------       --------------


Revenues                                   $           13,159  $     100,691    $         -       $     113,850
Cost of revenues                                       12,325         90,100              -             102,425
                                               ---------------    ------------    -----------       --------------

             Gross profit                                 834         10,591              -               11,425

Operating expenses:

     Selling, general and administrative               14,338          9,471              -              23,809
     Stock based compensation                             656              -              -                 656
     Goodwill amortization                                903            706          2,792 (e)           4,401
                                               ---------------    ------------    -----------       --------------

             Total operating expenses                  15,897         10,177          2,792              28,866

                                               ---------------    ------------    -----------       --------------

             Profit/(Loss) from operations            (15,063)           414         (2,792)            (17,441)

Interest and other income, net                          1,673            (32)             -               1,641

                                               ---------------    ------------    -----------       --------------

             Profit/(Loss) before income taxes        (13,390)           382         (2,792)            (15,800)

Provision for income taxes                                 63            656              -                 719
                                               ---------------    ------------    -----------       --------------

             Net loss                      $          (13,453)   $      (274)   $    (2,792)      $     (16,519)
                                               ===============    ============    ===========       ==============


Basic and Diluted net loss per share
Basic and diluted  weighted average shares              9,209              -              -               9,303
outstanding

Basic and diluted loss per share            $           (1.46)             -              -       $       (1.78)

                                 ROWECOM INC.
               NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 30, 1999


(a) The payment of $34 million in cash and approximately 94,000 shares of common stock valued at $1.7 million necessary to complete the purchase acquisition.

(b) The elimination of the shareholders' equity accounts of Dawson's Subscription Business.

(c) Adjustment to eliminate the profit on deferred revenue transactions to be fulfilled by RoweCom subsequent to the acquisition.

(d) The excess of acquisition cost over the fair value of net assets acquired (goodwill).

(e) Adjustment to amortization to reflect the amortization of goodwill of approximately $37 million resulting from the acquisition of Dawson's Subscription Business, over a ten year period, the expected period of benefit.

(c)      EXHIBITS

Exhibit No.                         Description
-----------                         -----------

23.1                                Consent of Deloitte & Touche. LLP.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ROWECOM INC.

December 20, 1999                    By: /s/ Dr. Richard R. Rowe
                                         --------------------------
                                         Dr. Richard R. Rowe
                                         President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit No.                         Description
-----------                         -----------

23.1                                Consent of Deloitte & Touche, LLP.